Exhibit 10.46A

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement is made and entered into on the 11 day of January, 2005, among CSG SYSTEMS INTERNATIONAL, INC. (“CSGS”), a Delaware corporation, CSG SYSTEMS, INC. (“Systems”), a Delaware corporation, and EDWARD NAFUS (the “Executive”). CSGS and Systems collectively are referred to in this First Amendment and the Employment Agreement as the “Companies”.

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WHEREAS, the Companies and the Executive entered into an Employment Agreement dated November 17, 1998 (the “Employment Agreement”); and

WHEREAS, the Companies desire to amend the Employment Agreement as herein set forth;

NOW, THEREFORE, in consideration of the foregoing recitals and the agreements of the parties contained in this document, the Companies and the Executive agree as follows:

1. Paragraph 10 of the Employment Agreement hereby is amended by adding thereto at the end thereof a new subparagraph (m) reading as follows:

“(m)	If the Executive’s employment by the Companies under this agreement terminates for any reason other than pursuant to subparagraph (c) of this Paragraph 10, then, notwithstanding any other provision of this agreement which would provide for a shorter period for the Executive’s continued participation in the group medical and hospital insurance and group dental insurance programs of the Companies after the termination of the Executive’s employment with the Companies, the Companies at their expense agree to continue the Executive’s participation in the group medical and hospital insurance and group dental insurance programs of the Companies which may be in effect from time to time and in which the Executive was participating at the effective date of the termination of his employment with the Companies (to the extent that such continued participation by the Executive is permitted under the terms and conditions of such plans, unless such continued participation is restricted or prohibited by applicable governmental regulations governing such plans) for a period of one (1) year after the effective date of such termination of the Executive’s employment with the Companies.”

2. Upon the execution of this First Amendment by the parties, any subsequent reference to the Employment Agreement between the parties shall mean the Employment Agreement as amended by this First Amendment. As amended by this First Amendment, the Employment Agreement shall remain in full force and effect according to its terms.

IN WITNESS WHEREOF, each of the parties has caused this First Amendment to Employment Agreement to be executed as of the date first set forth above.

CSG SYSTEMS INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Neal C. Hansen
Neal C. Hansen, Chairman of the Board and
Chief Executive Officer

CSG SYSTEMS, INC., a Delaware corporation

By:	/s/ Neal C. Hansen
Neal C. Hansen, Chairman of the Board and
Chief Executive Officer

/s/ Edward Nafus
Edward Nafus

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